Exhibit 5.1

November 17, 2010

Hansen Natural Corporation

440 Monica Circle, Suite 201

Corona, California 92880

Dear Sirs:

We have acted as special counsel to Hansen Natural Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of a maximum of 800,000 shares of the Company’s common stock, par value $0.005 per share (the “Common Stock,” and the shares of Common Stock covered by the Registration Statement are referred to herein as the “Shares”), issuable to participants in the Company’s 2009 Hansen Natural Corporation Stock Incentive Plan for Non-Employee Directors (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the opinion and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, such records of the Company and such other agreements, certificates and documents of public officials, officers and other representatives of the Company and others as we have deemed necessary or appropriate as a basis for our opinion set forth below.

We have assumed the legal capacity of natural persons executing the Registration Statement and such other agreements, certificates and documents, the genuineness of all signatures thereon, the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the parties thereto other than officers and other representatives of the Company, the authenticity of all documents submitted to us as originals, the conformity to original of all copies, facsimiles, photostatic or conformed copies and the authenticity of the originals of such latter documents.  As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered to plan participants in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schulte Roth & Zabel LLP